PURCHASE AND SALE AGREEMENT

                                 by and between

                                    1709 L.P.

                                   (as Seller)

                                       and

                       MACK-CALI REALTY ACQUISITION CORP.

                                 (as Purchaser)

                               Dated: June 1, 1998
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                                TABLE OF CONTENTS
                                                                            Page
1.    Definitions............................................................1

2.    Sale of the Property...................................................6

3.    Matters to Which the Sale is Subject...................................6

4.    Purchase Price and Payment.............................................6
      4.1   Amount...........................................................6
      4.2   Deposit..........................................................6
      4.3   Payment..........................................................7
      4.4   Disposition of Deposit...........................................8
      4.5   Interpleader.....................................................8
      4.6   Escrow Agent as Stakeholder......................................8

5.    Closing Adjustments and Prorations.....................................9
      5.1   General..........................................................9
      5.2   Rent and Security Deposits.......................................9
      5.3   Taxes and Assessments...........................................11
      5.4   Operating Expenses..............................................12
      5.5   Utility Deposits................................................13
      5.6   Tenant-related expenses.........................................13
      5.7   Final Closing Adjustment........................................14

6.    Closing Date and Costs................................................15
      6.1   Closing Date....................................................15
      6.2   Closing Costs and Transfer Taxes................................15

7.    Closing Documents.....................................................16
      7.1   Seller's Deliveries.............................................16
      7.2   Purchaser's Deliveries..........................................18
      7.3   Delivery in Escrow..............................................18

8.    Obligations Pending Closing...........................................18
      8.1   Continued Care and Maintenance..................................18
      8.2   Other Covenants.................................................20

9.    Conditions to Closing.................................................20
      9.1   Inspection Period...............................................20
      9.2   Title or Survey Exceptions......................................21
      9.3   Encumbrances Subsequent to Inspection Period....................22
      9.4   Representations and Warranties True.............................23
      9.5   Estoppel Certificates...........................................24
      9.6   Other Conditions to Closing.....................................25
      9.7   Approvals and Permits not a Condition to
            Purchaser's Performance.........................................25
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10.   Brokerage.............................................................25

11.   Risk of Casualty and Condemnation Pending Closing.....................26

12.   Notices and Other Communications......................................28
      12.1  Manner of Giving Notice.........................................28
      12.2  Addresses for Notices...........................................28

13.   Default and Remedies..................................................29
      13.1   Purchaser......................................................29
      13.2   Seller.........................................................29
      13.3   Legal Fees.....................................................29
      13.4   Documents......................................................29

14.   Environmental Condition...............................................30

15.   Seller's Representations and Warranties...............................30
      15.1   United States Person...........................................30
      15.2   Management Agreement...........................................30
      15.3   Condemnation...................................................30
      15.4   Litigation.....................................................30
      15.5   Seller's Authority.............................................31
      15.6   Leases.........................................................31
      15.7   Service Contracts..............................................32
      15.8   Notices of Violations..........................................32
      15.9   No Remediation Programs........................................32

16.   Purchaser's Authority.................................................32

17.   Third Party Beneficiaries.............................................33

18.   Further Assurances....................................................33

19.   No Assignment.........................................................33

20.   Confidentiality.......................................................34

21.   Assumption or Cancellation of Service Contracts.......................34

22.   Exclusivity...........................................................35

23.   Miscellaneous.........................................................35
      23.1   Captions and Execution.........................................35
      23.2   Press Release..................................................35
      23.3   Recording......................................................35
      23.4   Amendment and Merger...........................................35
      23.5   Binding........................................................36
      23.6   Governing Law and Limitation Date..............................36


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      23.7   Entire Agreement...............................................36
      23.8   Time of Essence................................................36
      23.9   No Waiver......................................................36
      23.10  Partial Invalidity.............................................36
      23.11  Waiver of Jury Trial...........................................37
      23.12  No Cross Default...............................................37
      23.13  Soil Characteristics...........................................37


                                       iii
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                         TABLE OF SCHEDULES AND EXHIBITS

Schedules

      A           Legal Description
      B           Leases and Security Deposits
      C           Service Contracts
      D           Permitted Encumbrances
      E           Intentionally Omitted
      F           Pending Litigation
      5.2(b)      Delinquency Report
      5.6         New Leases, Lease Amendments and Commission
                  Agreements

Exhibits

      A           Form of Deed
      B           Form of Assignment and Assumption of Leases and
                  Service Contracts
      C           Form of Assignment of Intangible Property and
                  Warranties
      D           Form of Notice to Tenants
      E           Form of Affidavit
      F           Form of Estoppel Certificate
      G           Form of Escrow Agreement


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

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 1st day of June, 1998 (the "Effective Date"), by and between 1709 L.P., a District of Columbia limited partnership ("Seller") and MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation ("Purchaser").

                                    RECITALS

      A. Seller owns a certain parcel of land and the improvements thereon, located at 1709 New York Avenue, N. W., Washington, D. C.

      B. Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, all land, improvements, furniture, furnishings, fixtures, equipment and other tangible and intangible assets and properties owned by Seller and used by it in connection with the management, operation, maintenance and repair of such land and improvements.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Definitions.

      The terms defined in this Section 1 shall have the respective meanings stated in this Section 1 for all purposes of this Agreement. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section 1 shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (ii) accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles; (iii) references herein to "Sections" and other subdivisions without reference to a document shall be to designated Sections and other subdivisions of this Agreement; (iv) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or
Schedule is attached shall be a reference to an Exhibit or Schedule to this Agreement; (v) the words "herein," "hereof," "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular provision; and (vi) the word "including" shall mean "including, but not limited to."

      1.1 Additional Rent shall mean all reimbursements of Operating Expenses and administrative charges, common area maintenance charges, reimbursements of real estate taxes, rent escalations based on increases in the consumer price index or any other measures of inflation, retroactive rent escalations, insurance cost reimbursements, parking charges, antenna rents, license fees and all other amounts and charges payable by Tenants to Seller, as landlord, under their Leases (other than Basic Rent), but shall not include security deposits under the Leases.

            1.2 Affiliate shall mean, with respect to any entity, any natural person or firm, corporation, partnership, association, trust or other entity that controls, is controlled by, or is under common control with, the subject entity; a natural person or entity that controls an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

            1.3 AS IS CONDITION WITH ALL FAULTS shall mean as is, with all faults, including defects seen and unseen and all conditions natural and artificial without right of set-off or reduction in the Purchase Price and without representation or warranty of any kind, express or implied, except for such representations or warranties as are expressly provided for herein.

            1.4 Basic Rent shall mean all base rent or basic rent payable in fixed installments and fixed amounts for stated periods by Tenants under their Leases.

            1.5 Building shall mean collectively all of the buildings and structures now or on the Closing Date erected or situated upon the Land, including all improvements and fixtures, appurtenant to or used in connection therewith, that are owned by Seller presently or on the Closing Date and any interest of Seller in and to alterations and installations in the buildings and structures that may now or hereafter, by lease or operation of law, become the property of Seller.

            1.6 Business Day shall mean those days of the week that are not a Saturday, Sunday or a federal holiday.

            1.7 Closing shall have the meaning set forth in Section 4.3.


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            1.8 Closing Date shall mean the Effective Date.

            1.9 Closing Statement shall have the meaning set forth in Section
5.1.

            1.10 Delinquent Rent shall mean rent that is due and payable by a Tenant on or before the Closing Date but that has not been paid by the Closing Date.

            1.11 Deposit. No deposit is required of Purchaser hereunder. All references to a "Deposit" under this Agreement, and all provisions of this Agreement dealing with a "Deposit", shall be deemed to be inoperative and of no force or effect.

            1.12 Effective Date shall be the date set forth in the preamble to this Agreement.

            1.13 End of the Inspection Period shall mean the Effective Date.

            1.14 Escrow Agent shall mean Commercial Settlements, Inc.

            1.15 Final Closing Adjustment shall have the meaning set forth in
Section 5.7.

            1.16 Inspection Period shall have the meaning set forth in Section 9.1.

            1.17 Intangible Property shall mean the contract rights, licenses, permits, certificates of occupancy, guaranties, warranties, approvals, rights to use trademarks, any name by which the Property is commonly known, trade names, telephone numbers in use at the Property by Seller or its managing agent, logos, designs, graphics or artwork, architectural drawings and as-built plans, and all similar items, each to the extent owned by Seller and to the extent they are in Seller's possession and used in connection with the operation of the Property, but shall not include bank accounts or cash held in the name of Seller or its managing agent.

            1.18 Land shall mean that certain parcel of land situate and lying in the District of Columbia, as more particularly described in Schedule A.

            1.19 Leases shall mean the leases of space in the Building as described in Schedule B and any other leases or occupancy agreements to which Seller is a party, with amendments and guaranties thereof and other amendments permitted by this Agreement or otherwise agreed to by Purchaser.

            1.20 Operating Expenses shall mean all costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Property, including electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, vault charges, personal property taxes, and periodic charges payable under Service Contracts, but not including any costs, expenses, charges or fees that are the direct responsibility of a Tenant under a Lease.

            1.21 Other Seller Interests shall mean all of the right, title and interest of Seller pertaining to the Land, including all hereditaments and appurtenances thereunto belonging or in any way appertaining, including the following:

                  (a) all of the right, title and interest of Seller in and to any easements, privileges, grants of right or other agreements affecting the Property or comprising the Permitted Encumbrances, including any structures or improvements erected pursuant to such easements, grants of right or other agreements whether or not situated upon the Land;

                  (b) all of the right, title and interest of Seller in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, to the center line thereof, and to any strips or gores adjoining the Property or any part thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damages to the Property by reason of change of grade of any street;

                  (c) all of the right, title and interest of Seller in and to any mineral and water rights, if any; and

                  (d) tenant data, leasing material and forms, past and current rent rolls, tenant files, and other similar information and materials used by Seller in the use and operation of the Property, all to the extent in Seller's possession, with the exception of appraisals, forecasts and other owner-oriented or confidential information.

            1.22 Permitted Encumbrances shall mean those items or matters affecting title to the Property which are set forth on Schedule D attached hereto, and those items or matters otherwise deemed to be Permitted Encumbrances pursuant to the provisions of this Agreement.

            1.23 Personal Property shall mean all personal property, fixtures, equipment and inventory owned by Seller and located at the Building.

            1.24 Property shall mean collectively the Land, the Site Improvements, the Building, the Personal Property, the landlord's rights under the Leases, the Seller's rights under the Service Contracts, the Intangible Property and the Other Seller Interests.

            1.25 Purchase Price shall mean the purchase price for the Property specified in Section 4.1.

            1.26 Service Contracts shall mean all of the service, operation, maintenance, labor and similar agreements entered into by Seller in respect of the Property that are described in Schedule C; provided, however, that Service Contracts shall not include any management contracts or exclusive agency agreements for leasing of office and/or retail space in the Building.

            1.27 Site Improvements shall mean the parking garage, driveway pavings, access cuts, lighting, bumpers, drainage systems and landscaping situated upon the Land.

            1.28 Tenant shall mean the holder of any right to occupy, possess, or use all or any part of the Property pursuant to a Lease.

            1.29 Title Commitment shall have the meaning set forth in Section
9.2.

            1.30 Title Company shall mean Lawyers Title Insurance Corporation. At Purchaser's election, Purchaser may cause the Title Commitment to be issued by an abstract agency writing for Purchaser's title company. In addition, Purchaser shall have the right to cause the Title Commitment to be issued by one or more title companies.

      2. Sale of the Property.

            Upon and subject to the terms and conditions contained in this Agreement, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller.


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

      3. Matters to Which the Sale is Subject.

            The sale of the Property shall be subject to each and all of the following:

            (a) all laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject, including zoning, building and environmental laws and requirements;

            (b) any state of facts that a new or updated survey or physical inspection of the Property might disclose;

            (c) the Permitted Encumbrances;

            (d) all covenants, encumbrances or restrictions approved (or deemed approved) by Purchaser;

            (e) all terms, provisions and conditions of the Leases; and

            (f) the Service Contracts and any other agreements affecting the Property that Purchaser assumes pursuant to Section 21 hereof.

      4. Purchase Price and Payment.

            4.1 Amount. The purchase price for the Property shall be the sum of Forty-Nine Million Dollars ($49,000,000) (the "Purchase Price"), which shall be payable all in cash at the Closing. No part of the Purchase Price is allocable to the Personal Property.

            4.2 Deposit. Purchaser shall place the Deposit in escrow with the Escrow Agent simultaneously with Purchaser's execution of this Agreement. The Deposit shall be subject to disposition as provided for elsewhere in this Agreement. If the Deposit is in cash or is converted into cash in accordance with this Section, Escrow Agent shall promptly after receipt invest the Deposit in an interest-bearing account in a commercial bank acceptable to both Purchaser and Seller. If Purchaser elects to deliver a letter of credit ("LOC") as the Deposit, the LOC shall be (i) unconditional and irrevocable, (ii) issued to Escrow Agent as beneficiary by a commercial bank acceptable to Seller, (iii) for a term of not less than one year from the date of issuance, and (iv) otherwise acceptable to Seller in all respects. In the event that the Deposit is in the form of an LOC and there is any dispute between Seller and Purchaser regarding the disposition of the Deposit, Seller shall have the unilateral right, at its sole discretion, to instruct Escrow Agent to cash the LOC and to hold the proceeds of the LOC as a cash deposit under the provisions of this Agreement. Purchaser agrees that if Seller so instructs Escrow Agent, Purchaser will not interpose any objection to such instruction and will permit Escrow Agent to cash the LOC pursuant to such instruction.

            4.3 Payment. On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall pay the Purchase Price to, or for the account of, Seller in the manner provided for in this Section 4.3, subject to the adjustments and prorations set forth in Section 5. Not later than 11:00 a.m. Eastern Time on the Closing Date, Purchaser shall effect a wire transfer of federal funds to the Title Company's designated escrow account in an amount equal to the sum of (i) the Purchase Price and (ii) the net amount (if any) of the costs, expenses, prorations and adjustments payable by Purchaser under this Agree ment. The amount of the funds to be wired to the Title Company's account shall be reduced by the Deposit, if the Deposit is in cash. After the Title Company's receipt of the wire transfer of funds in the amount required by this Agreement, and immediately following Purchaser's confirmation that all conditions precedent to Purchaser's obligation to close hereunder have been satisfied, Purchaser or its counsel shall instruct the Title Company to (i) disburse to Seller an amount equal to the Purchase Price, reduced by the net amount of the costs, expenses, prorations and adjustments payable by Seller under this Agreement; (ii) deliver to Purchaser all other documents and instruments received by the Title Company that, in accordance with the terms of this Agreement, are to be delivered by Seller to Purchaser at the closing of the purchase and sale of the Property (the "Closing"); and (iii) deliver to Seller all other documents and instruments received by the Title Company that, in accordance with the terms of this Agreement, are to be delivered by Purchaser to Seller at the Closing. Simultaneously with giving the instruction set forth in the previous sentence, Purchaser shall instruct Escrow Agent to disburse the Deposit to Seller. If the Deposit is in the form of an LOC, Seller shall instruct Escrow Agent to deliver the LOC to Purchaser promptly after completion of the Closing, and Escrow Agent shall execute a release of Seller and Purchaser (in the customary form) relating to the performance by Escrow Agent of its obligations hereunder.

            4.4 Disposition of Deposit. If this Agreement is terminated pursuant to Section 13 and thereafter either Seller or Purchaser makes a demand on the Escrow Agent for the return of the Deposit (if the demand is made by Purchaser) or for the


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

payment of the Deposit (if the demand is made by Seller), the Escrow Agent shall give notice of such demand to the other party. If the Escrow Agent does not receive an objection from the other party to the proposed payment or return of the Deposit within ten (10) days after the giving of such notice, the Escrow Agent shall pay the Deposit to the party making the demand. If the Escrow Agent receives an objection from the other party within the ten (10)-day period, the Escrow Agent shall continue to hold the Deposit until otherwise directed by instructions from Seller and Purchaser or until otherwise directed by a court of competent jurisdiction. If a demand is made for either the return or payment of the Deposit and if the Deposit is in the form of a LOC, and the Escrow Agent continues to hold the Deposit, either of the Seller or the Purchaser may, by notice in writing to the Escrow Agent, require the Escrow Agent to cash the LOC and hold the proceeds in accordance with the terms of this Agreement. If the Deposit is in the form of an LOC, Escrow Agent shall effect any payment of the Deposit to Seller by cashing the LOC and paying the proceeds to Seller.

            4.5 Interpleader. In the event of a dispute concerning the disposition of the Deposit, the Escrow Agent shall have the right at any time to deposit any cash funds held by it under this Agreement, or the LOC (in the event Seller has not instructed Escrow Agent to cash the LOC in accordance with the provisions of Sections 4.2 or 4.4 hereof), with the clerk of the court having jurisdiction. The Escrow Agent shall give notice of such deposit to Seller and Purchaser. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

            4.6 Escrow Agent as Stakeholder. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience; that the Escrow Agent shall not be deemed to be the agent of either of the parties; and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims, and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.


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

      5. Closing Adjustments and Prorations.

            5.1 General. All Additional Rent, Basic Rent, and other rentals, revenues and other income generated by the Property ("Rent") and all utilities, real estate taxes, maintenance charges and other Operating Expenses incurred in connection with the ownership, management and operation of the Property shall be paid or shall be prorated between Seller and Purchaser in accordance with the provisions of this Section 5. For purposes of the prorations and adjustments to be made pursuant to this Section 5, Purchaser shall be deemed to own the Property and therefore be entitled to any revenues and be responsible for any expenses for the entire day upon which the Closing occurs. Any apportionments and prorations that are not expressly provided for in this Section 5 shall be made in accordance with the customary practice in the metropolitan Washington D.C. area. Seller and Purchaser shall cause their accountants to prepare a schedule of prorations (the "Closing Statement") in draft form to be finalized on the Business Day immediately prior to the Closing Date. Any net adjustment in favor of Purchaser shall be credited against the Purchase Price at the Closing. Any net adjustment in favor of Seller shall be paid in cash at the Closing by Purchaser to Seller.

            5.2 Rent and Security Deposits. Rent shall be prorated at the Closing in accordance with the following provisions:

                  (a) Basic and Additional Rent. Subject to Section 5.2(b), Seller shall be entitled to all Basic Rent and Additional Rent that accrues before the Closing Date and Purchaser shall be entitled to all Basic Rent and Additional Rent that accrues on and after the Closing Date. Basic Rent and Additional Rent that Seller has collected for the month in which Closing occurs shall be prorated between Seller and Purchaser as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs. For purposes hereof, Additional Rent shall be prorated as of the Closing Date based on Seller's current estimates thereof which have been collected from Tenants and shall be readjusted in the Final Closing Adjustment.

                  (b) Delinquent Rent. Delinquent Rent, after reasonable, actual expenses of collection, shall be promptly paid by Purchaser to Seller as provided in the balance of this paragraph if, as and when actually collected by Purchaser after the Closing, it being understood and agreed that Purchaser shall be obligated only to use commercially reasonable efforts to collect Delinquent Rent on behalf of Seller, and shall not be obligated to commence litigation or to terminate a Tenant's Lease in order to collect Delinquent Rent. Purchaser hereby agrees that Seller or its agents may attempt to collect Delinquent Rent at Seller's expense, including commencing litigation to collect such Delinquent Rent, but Seller agrees that after the Closing Date it shall not (i) initiate any action that would terminate a Tenant's Lease or affect such Tenant's right to occupy the premises or use the parking spaces leased under its Lease, or (ii) seek to apply such Tenant's security deposit against the Delinquent Rent of such Tenant. If a Tenant has 60 days or less of Delinquent Rent which is Basic Rent ("Delinquent Basic Rent"), Rent collected by Purchaser after the Closing Date in respect of such Tenant shall be applied first to Delinquent Basic Rent to the extent of thirty (30) days of Delinquent Basic Rent attributable to the thirty (30)-day period immediately preceding the Closing Date, then to Rent currently due (including unpaid Rent accruing after the Closing Date), and then to any other unpaid Delinquent Rent. If a Tenant has more than 60 days of Delinquent Basic Rent, Rent collected by Purchaser after the Closing Date in respect of such Tenant shall be applied first to Rent currently due (including unpaid Rent accruing after the Closing Date), and then to Delinquent Rent. All Rent received by Purchaser which is required to be applied as a credit to, or for the benefit of, Seller pursuant to this Agreement shall be promptly paid by Purchaser to Seller upon Purchaser's receipt of the same. Attached as Schedule 5.2(b) is a schedule of Delinquent Rent compiled as of May 29, 1998 (it being understood that Seller makes no representation or warranty concerning the accuracy of such delinquency report). Schedule 5.2(b) attached hereto shall be the basis of making the payments referred to in this Section, absent manifest error.

                  (c) Security Deposits. Purchaser shall receive, as a credit against the Purchase Price, an amount equal to all cash security deposits set forth in the Leases, together with interest required to be paid thereon, to the extent not applied by Seller, as landlord, under such Leases on or prior to the Effective Date, and any prepaid Rent. The security deposits held by Seller as of the Effective Date are set forth on Schedule B attached hereto (it being understood and agreed that Seller makes no representation or warranty concerning such security deposits or the accuracy of Schedule B regarding such security deposits). At Closing, Schedule B shall be the basis of making the credit to Purchaser referred to in this Section, absent manifest error.


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            5.3 Taxes and Assessments.

                  (a) Proration of Taxes at Closing. All non-delinquent real estate taxes and special assessments, if any, assessed against the Property shall be prorated between Seller and Purchaser as of the Closing Date in the customary fashion, based upon the actual current tax bill. If the most recent tax bill received by Seller before the Closing Date is not the actual current tax bill, then Seller and Purchaser shall initially prorate the real estate taxes at the Closing by applying the tax rate indicated on the most recent tax bill received by Seller to the latest assessed valuation, and shall re-prorate the real estate taxes retroactively at the Final Closing Adjustment. All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all real estate taxes accruing on and after the Closing Date shall be the obligation of Purchaser. Any delinquent real estate taxes assessed against the Property shall be paid (together with any interest and penalties) by Seller at the Closing. Any general or special assessments, if any, assessed against the Property for work which has been completed prior to the Closing shall be paid for in full by Seller at or prior to the Closing; provided, however that if any such assessment is payable in installments, Seller shall pay all of such installments due through the day prior to the Closing, and Purchaser shall be responsible for the balance of such installments. All other assessments shall be paid by Purchaser when due (and if due prior to Closing, shall be paid at or prior to Closing).

                  (b) Post-Closing Supplemental Taxes. If, after the Closing Date, any additional or supplemental real estate taxes are assessed against the Property by reason of back assessments, corrections of previous tax bills or other events (including, without limitation, imposition of any special assessments) occurring before the Closing Date, Seller and Purchaser shall re-prorate the real estate taxes within thirty (30) days after the final determination thereof, but in no event later than at the Final Closing Adjustment.

                  (c) Post-Closing Refunds of Taxes. Any refunds of real estate taxes made after the Closing shall first be applied to the reasonable unreimbursed costs incurred in obtaining the refund (including, but not limited to, any legal fees paid by Seller or Purchaser), then paid to any Tenants who are entitled to the same, and the balance, if any, shall be paid (within thirty
(30) days after the final determination of such amount) to Seller (with respect to real estate taxes for the period prior to the Closing Date) and to Purchaser (with respect


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

to real estate taxes for the period commencing on and after the Closing Date). The parties understand and agree that there are pending claims and/or proceedings pursuant to which Seller is pursuing a reduction in the assessed valuation of the Property for real estate tax purposes or a claim for refund of real estate taxes. Seller agrees that, without obtaining the prior consent of Purchaser (not to be unreasonably withheld), Seller will not make any commitments to the taxing authority regarding real estate taxes for periods after the Closing Date in connection with the resolution of such pending claims and/or proceedings.

            5.4 Operating Expenses. Seller shall be responsible for all Operating Expenses attributable to the period before the Closing Date and Purchaser shall be responsible for all Operating Expenses attributable to the period on and after the Closing Date. All Operating Expenses shall be prorated between Seller and Purchaser in the customary fashion as of the Closing Date, based on the actual number of days in the month during which the Closing Date occurs for monthly expenses, and based on a 365-day year for annual expenses. To the extent commercially reasonable and practicable, Seller shall obtain final billings for meter readings made as of the Business Day preceding the Closing Date, and Seller shall pay such final billings when Seller receives the same. If Seller is able to obtain final meter readings and billings, there shall be no adjustment at Closing for the costs, expenses, charges or fees shown thereon. If billings or meter readings as of the Business Day preceding the Closing Date are not available for any utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued, and shall be further adjusted within thirty
(30) days after receipt of the necessary bills or meter readings, but in no event later than at the Final Closing Adjustment on the basis of the actual bills for the current period.

            5.5 Utility Deposits. Seller shall be entitled to retain any or all utility deposits and all interest accrued thereon. If any utility deposit is not refundable to Seller without replacement by Purchaser, Purchaser shall deliver the requisite replacement utility deposit to the utility company on or before the Closing Date.

            5.6 Tenant-related expenses.

                  (a) Leasing Commissions. Purchaser shall be responsible for the payment of all leasing commissions due in respect of (i) new Leases of space in the Building or amendments to existing Leases approved by Purchaser, which new leases and amendments are listed on Schedule 5.6 attached hereto, and (ii) renewals of Leases or expansions of the space leased by Tenants under Leases, which renewals and expansions are to be effective after the date hereof, so long as and to the extent that any leasing commissions covered by this clause (ii) are not in excess of market rate commissions. All other leasing commissions shall be paid by Seller. It is understood and agreed that Seller makes no representation or warranty concerning the amount of leasing commissions payable by Purchaser under this Section 5.6(a). The agreements pursuant to which leasing commissions are owing on the new Leases and/or amendments to Leases referenced in clause (i) above are listed on Schedule 5.6.

                  (b) Other Lease Costs. Purchaser shall be responsible for the payment and performance of any tenant improvements to be paid for and/or performed by landlord under Leases from and after the date hereof (including but not limited to tenant improvements to be made under new Leases of space in the Building or amendments to existing Leases approved by Purchaser that are listed on Schedule 5.6 attached hereto). Purchaser shall also accept (and shall not seek compensation from Seller by reason of) any rental abatements provided for in Leases or in the new Leases or amendments to Leases listed on Schedule 5.6. It is understood and agreed that Seller makes no representation or warranty concerning the amount of tenant improvements to be paid for by Purchaser under this Section 5.6(b). Seller shall be responsible for the payment of all tenant improvements not to be paid for by Purchaser under the provisions of this
Section 5.6(b).

                  (c) Federal Reserve. In furtherance, but not in limitation of the foregoing provisions of this Sections 5.6, it is understood and agreed that The Board of Governors of the Federal Reserve System (the "Federal Reserve") has been granted the option to expand the premises leased by the Federal Reserve in the Building onto the 6th and/or the 7th floors of the Building, and that such option is contained in the Federal Reserve Leases described in items 1 - 3 of Schedule B attached hereto. Under such Leases, the Federal Reserve must exercise such option on or before June 1, 1998, if the expansion will be onto both the 6th and 7th floors or onto the 7th floor only, or on or before July 1, 1998 if the expansion will be onto the 6th floor only. Any tenant improvement costs associated with the expansion of the premises leased by the Federal Reserve pursuant to such Leases will be paid by Purchaser.

            5.7 Final Closing Adjustment. No later than April 30, 1999, Seller and Purchaser shall make a final adjustment to the prorations made pursuant to this Section 5 (the "Final Closing Adjustment"). The Final Closing Adjustment shall be made in the following manner:

                  (a) General. Subject to Section 5.7(b) and (c) hereof, all adjustments or prorations that could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, or any other reason shall be made within thirty (30) days after the receipt of the applicable statement, bill or invoice, but in no event later than as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash by Seller to Purchaser no later than thirty (30) days after said adjustment is made, but in no event later than thirty (30) days after the Final Closing Adjustment. Any net adjustment in favor of Seller shall be paid in cash by Purchaser to Seller no later than thirty (30) days after said adjustment is made, but in no event later than thirty (30) days after the Final Closing Adjustment. The parties shall correct any manifest error in the prorations and adjustments made at Closing promptly after such error is discovered (but in no event later than April 30, 1999).

                  (b) Additional Rent Adjustment. Seller and Purchaser shall prorate the actual amount of Additional Rent paid by each Tenant for the 1998 calendar year as follows (it being understood and agreed that all Tenants are on a calendar year basis of accounting with respect to Additional Rent payments):

                        (1) Seller shall be entitled to the portion of the actual amount of Additional Rent for calendar year 1998 paid by the Tenant equal to the product obtained by multiplying such amount by a fraction, the numerator of which is the number of days in 1998 preceding the Closing Date and the denominator of which is 365; and

                        (2) Purchaser shall be entitled to the balance of the Additional Rent paid by the Tenant.

If a Tenant has made payments of Additional Rent on an estimated basis during 1998, such estimated payments shall be taken into account in prorating Additional Rent under this Section 5.7(b). Seller shall pay any Tenant, as required under its Lease, from any Additional Rent adjustment made in Seller's favor under this Section, any overpayment of Additional Rent such Tenant may have made for periods prior to the Closing Date. In order to assure Purchaser that there will be sufficient cash to repay Tenants any overpayments of Additional Rent such Tenants may have made for the period during 1998 prior to the Closing Date, Seller will establish an escrow at Closing in accordance with the provisions of the Escrow Agreement attached hereto as Exhibit G. Purchaser shall pay any Tenant, as required under its Lease, from any Additional Rent adjustment made in Purchaser's favor under this Section, any overpayment of Additional Rent such Tenant may make for periods on or after the Closing Date.

                  (c) No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests or (ii) manifest errors, the Final Closing Adjustment shall be conclusive and binding upon Seller and Purchaser, and Seller and Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section 5. In no event shall Purchaser have the right to recover any adjustments not brought to Seller's attention in writing prior to April 30, 1999.

      6. Closing Date and Costs.

            6.1 Closing Date. The Closing shall take place at the offices of Arent Fox Kintner Plotkin & Kahn, 1050 Connecticut Avenue, Washington D.C. 20036, at 10:00 a.m., Eastern Daylight Time, on the Closing Date.

            6.2 Closing Costs and Transfer Taxes. All District of Columbia transfer and recordation taxes, and other recording charges, payable in connection with the recording of the special warranty deed (whether imposed in the form of transfer taxes, documentary stamps or otherwise), and any charges of the Escrow Agent for holding the Deposit, shall be divided equally between Seller and Purchaser. Purchaser shall pay for all expenses of examination of title, the cost of an owner's title insurance policy, survey, and all other Closing expenses. Each party shall pay its own legal fees and other expenses incurred by it prior to Closing. Seller shall pay all costs incurred in connection with the repayment or satisfaction of any liens on the Property except for any liens caused by the acts of Purchaser or any of its agents or representatives. The provisions of this Section 6.2 shall survive the Closing Date.

      7. Closing Documents.

            7.1 Seller's Deliveries. Seller shall execute and/or deliver to Purchaser on the Closing Date the following:

                  (a) a special warranty deed in the form attached hereto as Exhibit A;

                  (b) an assignment and assumption of leases and service contracts in the form attached hereto as Exhibit B;

                  (c) an assignment of all Intangible Property and warranties related to the Property in the form attached hereto as Exhibit C;

                  (d) letters in the form attached hereto as Exhibit D to each Tenant under the Leases;

                  (e) an affidavit in the form attached hereto as Exhibit E;

                  (f) an owner's affidavit signed by Seller, addressed to the Title Company designated by Purchaser, with respect to the absence of claims caused by Seller that would give rise to mechanics' liens, the absence of parties in possession of the Property other than Tenants under the Leases (and other than subtenants of Tenants) and the absence of unrecorded easements granted by Seller, in the form reasonably required by the Title Company to eliminate the exceptions for those matters from Purchaser's title insurance policy;

                  (g) the Closing Statement referred to in Section 5.1 signed by Seller;

                  (h) all keys to the Property, if any, that are in Seller's possession;

                  (i) Intentionally Omitted;

                  (j) Tenant estoppel certificates in accordance with the provisions of Section 9.5;

                  (k) such additional documents as Seller and Purchaser shall mutually agree are necessary to consummate the sale of the Property to Purchaser;

                  (l) to the extent in Seller's possession, all original Leases, together with any guarantees thereof and any other amendments permitted to be executed pursuant to this Agreement or otherwise used in connection the use and operation of the Property;

                  (m) such evidence of authority of the parties executing any closing documents on behalf of Seller, as reasonably requested by the Title Company;

                  (n) to the extent in Seller's possession, all plans and specifications with respect to the initial construction of the Property and any subsequent changes or authorization thereto, all manuals, guarantees, security codes and other information with respect to operating any of the equipment at the Property or which was provided at the time such equipment was purchased or installed, and all maintenance records, in all cases to the extent in Seller's possession;

                  (o) a computer diskette containing this Purchase Agreement as finally agreed to and executed by the parties; and

                  (p) a certificate stating that the representations and warranties made by Seller in Section 15 hereof are true, correct and complete in all material respects as of the Closing, subject to changes therein caused by changed circumstances since the Effective Date.

In addition to the foregoing, Seller shall make available to Purchaser at Seller's offices any books and records relating to the Property in Seller's possession should Purchaser require such access in connection with any review or audit of the income and expenses of the Property for any period of Seller's ownership thereof; provided, however, that any such review and/or audit shall be made at Purchaser's sole expense, with the least disruption possible to Seller's business, and upon not less than seven (7) days' written notice; and provided, further, that Seller shall not be required to make available to Purchaser any such books or records which are more than three (3) years old. The provisions of this paragraph shall survive Closing for a period of three (3) years.

            7.2 Purchaser's Deliveries. Purchaser shall execute and deliver to Seller on the Closing Date the following:

                  (a) an assignment and assumption of leases and service contracts in the form attached hereto as Exhibit B;

                  (b) the Closing Statement referred to in Section 5.1 signed by Purchaser; and

                  (c) all documents reasonably required by Seller's attorneys or the Title Company to determine that Purchaser is authorized to buy the Property and to execute all documents in connection therewith.

            7.3 Delivery in Escrow. The delivery to the Title Company of the Purchase Price, the executed special warranty deed described in Section 7.1(a) and all other documents and instruments required to be delivered by either party to the other by the terms of this Agreement, and the performance by all parties to this Agreement of all material obligations to be so performed, shall be deemed to be a good and sufficient tender of performance of the terms hereof. Seller shall be deemed to have delivered voluminous or cumbersome materials (such as the items described in Sections 7.1(l) and 7.1(n)) by making them available at the office of the managing agent for the Property.

      8. Obligations Pending Closing.

            8.1 Continued Care and Maintenance. During the period between the Effective Date and the Closing Date, Seller agrees to operate and maintain the Property in the ordinary course of business and use reasonable efforts to reasonably preserve for Purchaser the relationships between Seller and the Tenants, suppliers, managers, employees and others having ongoing relationships with the Property. Further, during the period between the Effective Date and the Closing Date, Seller agrees: (i) not to change, amend or modify the Leases, or any of the instruments affecting, or with respect to, the title to the Property except as required by law or the document involved (provided, however, that the Seller may, at its option, eliminate any financing and/or other encumbrances which are not Permitted Encumbrances); (ii) not to change, amend or modify, except in a de minimis respect, any of the Service Contracts or other rights, obligations or agreements related to use, ownership or operation of the Property without Purchaser's prior approval, where such changes, amendments or modifications would (x) materially increase Seller's obligations, liability or expenses thereunder, (y) modify in any respect Purchaser's obligations, liability or expenses as set forth in such Service Contracts or other rights, obligations or agreements as they exist as of the date hereof (except in emergency situations) or (z) result in such Service Contracts or other rights, obligations or agreements not being cancelable upon thirty (30) days' notice or only being cancelable upon payment of a fee or penalty, or both; (iii) not to make alterations or changes to the Property other than de minimis alterations or changes or ordinary and necessary maintenance and repairs, without Purchaser's prior approval (provided, however, that Seller may make any alterations or changes to the Property that are required by any Lease or applicable law without

Purchaser's prior approval), Seller agreeing that it shall give Purchaser notice of any alterations or changes made to the Property on or about the date it performs same, whether or not Purchaser's prior approval is necessary; (iv) to maintain in effect all policies of casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to the Property; and (v) to cure all material violations of law affecting the Property for which a written notice of violation was issued by the local governmental authorities prior to the Effective Date (provided, however, that the cost to cure such violations shall not exceed $25,000 in the aggregate, or if such violations are not cured prior to the Closing Date, at Closing Purchaser shall be entitled to a credit not to exceed $25,000 and shall not be entitled to refuse to close on account of the existence of any such violations). Where an approval of Purchaser is required under the foregoing provisions, Purchaser agrees not to unreasonably withhold or delay any such approval, and such approval shall be deemed given if Purchaser has not objected in writing within five (5) days after notice of the matter on which Purchaser's approval is sought, which notice is to include notification from Seller that Purchaser's failure to so approve as provided in this Section 8.1 shall be deemed an approval. Nothing contained herein shall prevent Seller from acting to prevent loss of life, personal injury or property damage in emergency situations, or prevent Seller from performing any act with respect to the Property that may be required by any Lease, applicable law, rule or governmental regulations.

            8.2 Other Covenants. In addition to the matters set forth in Section 8.1, during the period between the Effective Date and the Closing Date, Seller agrees: (a) that, at any time prior to Closing, it shall terminate, at its own cost and expense, any and all management agreements and any exclusive leasing agency agreements for the Property, subject, however in the case of leasing agreements, to the provisions of Section 5.6 hereof); (b) that it shall not terminate any Lease, apply any security deposits posted thereunder, or accept the surrender of any Lease, or grant any concession, rebate, allowance or free rent thereunder (except pursuant to the provisions of a Lease in existence on the Effective Date or approved or deemed approved by Purchaser); (c) not to mortgage or transfer the Property, or any interest therein; (d) to permit Purchaser and its representatives to continue to inspect the Property as more particularly provided in Section 9.1 below notwithstanding the termination of the Inspection Period; and (e) to deliver to Purchaser any notice of violation of law Seller may receive from any governmental agency having jurisdiction over the Property. Seller will give

Purchaser notice (promptly after Seller becomes aware of the same) of any liens placed on the Property by a Tenant or a creditor of a Tenant, but Seller shall not be obligated to remove or caused to be removed any such liens.

      9. Conditions to Closing.

            9.1 Inspection Period.

                  (a) Seller shall provide or make available to Purchaser all information related to the Property in Seller's possession, except for confidential and proprietary information concerning the partnership that owns the Property, the financing of the Property, and confidential and proprietary information belonging to any third party (including the property manager). In addition to the foregoing, Seller shall provide a copy of or make available all Leases and Lease amendments and Service Contracts in its possession, leasing commission agreements, test borings, environmental reports, surveys, title materials and engineering and architectural data and the like relating to the Property that are in Seller's possession. Purchaser agrees that Seller and Seller's agents make no warranty or representation, either express or implied, concerning the matters disclosed in such information, including the completeness or accuracy thereof.

                  (b) During the period prior to the Effective Date (such period being hereinafter called the "Inspection Period"), Purchaser has made, or caused to be made, at Purchaser's own risk and expense, such investigation of the Property as it elected, including physical inspections of the Property, review of the Leases, Service Contracts, laws and ordinances, and approval of survey and condition of title. Purchaser agrees that it has investigated the Property and that any further investigation of the Property by Purchaser will not disrupt normal operations of the Property or any Tenant's quiet enjoyment of its demised premises. Purchaser shall not undertake any structural, physical, mechanical, environmental or other testing which will cause damage to the Property, or undertake any other invasive testing of the Property. Subject to the foregoing, Purchaser has conducted studies on the Property to determine the environmental condition of the Property. By Purchaser's execution of this Agreement, Purchaser shall be deemed to have accepted the Property at Closing in an AS IS CONDITION WITH ALL FAULTS, subject to the provisions of Section 11 hereof. Seller makes no representations or warranties as to the physical condition of the Property, and specifically Seller does not warrant against latent defects or defects of any kind or nature.

                  (c) Purchaser hereby indemnifies and holds Seller harmless from any loss, damage, cost or expense incurred by Seller and arising (directly or indirectly) out of the activities at the Property by Purchaser or its designated representatives, including any loss, damage, cost or expense arising out of damage to the Property or personal injury. Notwithstanding the foregoing, Purchaser shall not indemnify Seller nor hold Seller harmless on account of any existing environmental matters discovered as a result of Purchaser's due diligence. This indemnity shall survive Closing and any termination of this Agreement prior to Closing. Purchaser agrees that all information received from Seller is Seller's confidential work product unless otherwise indicated in writing, unless the Closing occurs, or unless such information is already public, and Purchaser agrees that it will maintain the confidentiality of all information received as set forth in Section 20 hereof.

            9.2 Title or Survey Exceptions. Purchaser, at its own cost and expense, has ordered, received and reviewed, and delivered to Seller, a title commitment covering the Property (the "Title Commitment"), and an updated survey on the Property prior to the Effective Date. Simultaneously with Purchaser's execution hereof, Purchaser shall notify Seller of such objections as Purchaser may have to anything contained on the survey or in the Title Commitment. Such objections shall not include any exceptions to title set forth in Schedule B -
Section 2 to the Title Commitment which are set forth on Schedule D annexed hereto. Any title or survey matter so objected to by Purchaser are herein referred to as "Objections." If there are Objections by Purchaser, Seller shall have the option, at its sole discretion, to satisfy them prior to the Closing Date and, if Seller so elects and so notifies Purchaser, to adjourn the Closing Date for up to 60 days to attempt to do so. If Seller elects to satisfy the Objections, it shall be a condition precedent to Closing that such Objections are satisfied, which condition precedent Purchaser shall have the right to waive. If Seller elects not to satisfy the Objections, or if Seller is not successful in satisfying such Objections, as the case may be, then Seller shall deliver as soon as practicable written notice of such circumstance to Purchaser and Purchaser shall, within five (5) Business Days after receipt thereof, either
(i) waive the Objections and accept such title as Seller is able to convey and by such waiver of the Objections Purchaser shall be deemed to have waived any and all claims and/or causes of action against Seller for damages or any other remedies relating to the Objections or any other matter relating to title to the Property, or (ii) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and the parties hereto shall be released of further liability hereunder except as otherwise provided herein. Any Objections waived by Purchaser under the foregoing provisions shall be deemed to be Permitted Encumbrances. Notwithstanding any provision of this Section 9.2 to the contrary, Seller shall be required to remove prior to the Closing Date any Objection that is a monetary lien placed on the Property by Seller or any judgment lien against Seller (either by payment, by causing the Title Company to insure over such matter or by posting a bond in an amount to cover the estimated cost of removing the same).

            9.3 Encumbrances Subsequent to Inspection Period. In the event that, during the period between the End of the Inspection Period and the Closing Date, title to the Property should become affected by any encumbrance, lien, outstanding interest or question of title that is not a Permitted Encumbrance, that is not disclosed by the Title Commitment or survey described in Section 9.2 and that is not created or caused to be created by Purchaser or by any Tenant (a "New Objection"), then, provided that the New Objection is capable of being satisfied by the payment of a sum certain (i.e., determinable with certainty by Seller), Seller may (but shall not be obligated to) elect (by notice to Purchaser) to remove such New Objection either by payment on or prior to Closing, by causing the Title Company to insure over such encumbrance or by posting a bond in an amount to cover the estimated cost of removing the same, and Seller shall be entitled, for such purpose, to postpone the Closing Date for a reasonable period of time. In the event that Seller elects not to remove such New Objection, Seller shall so notify Purchaser as soon as practicable, whereupon Purchaser shall elect, by giving Seller notice thereof within five (5) days of receiving Seller's notice, either (i) waive the New Objection and accept such title as Seller can convey notwithstanding the existence of any such New Objection, or (ii) terminate this Agreement. In the event that Seller elects to remove such New Objection but is unable to do so within sixty (60) days after the End of the Inspection Period, then either party hereto may elect to terminate this Agreement by giving the other party written notice thereof; provided, however, that if Seller elects to terminate this Agreement under this sentence, Purchaser shall have the right to nullify such election by notifying Seller (within five (5) Business Days after receipt of such termination notice from Seller) that Purchaser will accept any such New Objection and close hereunder. If this Agreement is terminated pursuant to the provisions of this
Section 9.3, then the Deposit shall be returned to Purchaser and the parties hereto shall be released of any further liability hereunder except as otherwise provided herein. Any title matter waived by Purchaser under this

Section 9.3 shall be deemed a Permitted Encumbrance. Notwithstanding any provision of this Section 9.3 to the contrary, Seller shall be required to remove prior to the Closing Date any New Objection that is a monetary lien placed on the Property by Seller or any judgment lien against Seller (either by payment, by causing the Title Company to insure over such New Objection or by posting a bond in an amount to cover the estimated cost of removing the same).

            9.4 Representations and Warranties True. It shall be a condition of Purchaser's obligation to close hereunder that Seller's representations and warranties set forth in Section 15 shall be true and correct in all material respects on the Closing Date. In the event that Purchaser believes that Seller's representations and warranties set forth in Section 15 are not true and correct in all material respects on or prior to the Closing Date, Purchaser may deliver notice thereof to Seller, which notice shall (i) specify which representation and warranty is believed not to be true and (ii) provide evidence of the untruth of the representation and warranty and of its materiality. Seller shall have five (5) days from its receipt of Purchaser's notice described in the preceding sentence to notify Purchaser that Seller (a) will attempt to cure such failed representation or warranty within a period not to exceed sixty (60) days, in which event the Closing Date shall be extended by sixty (60) days or such lesser period of time as may be elected by Seller, or (b) does not elect to cure such alleged failed representation or warranty. In the event that Seller either (x) elects to cure pursuant to the provisions of clause (a) of the preceding sentence but has not effected such cure on or before the extended Closing Date or (y) does not elect to cure pursuant to the provisions of clause (b) of the preceding sentence, then Purchaser may terminate this Agreement by giving notice thereof to Seller within five (5) Business Days after Purchaser receives notice of either (x) or (y) above, in which event the Deposit shall be returned to Purchaser and the parties hereto shall be relieved of any further liability hereunder except as otherwise provided herein. Notwithstanding any provision to the contrary herein, if Purchaser proceeds to Closing and David Parisier, as Purchaser's representative, has actual knowledge of any uncured breach of a representation and warranty made by Seller in Section 15, Purchaser shall be deemed to have waived any remedy for Seller's breach of such representation or warranty.

            9.5 Estoppel Certificates. Seller shall use reasonable efforts to obtain from each Tenant an estoppel certificate, dated no earlier than April 10, 1998, substantially in the form of Exhibit F hereto, it being agreed that Purchaser will accept as conforming to Exhibit F an estoppel certificate in the form (or containing the statements) contemplated under each Tenant's Lease or as may required by law or regulation (as, for example, in the case of a governmental tenant) ("Estoppel Certificate"). It shall be a condition of Purchaser's obligation to close hereunder that Seller deliver at Closing Estoppel Certificates signed by Tenants occupying at least seventy-five percent (75%) of the leased office space in the Building (the "Required Tenants"). If a Tenant occupies less than 5,000 square feet of office space in the Property and such Tenant delivers an Estoppel Certificate not conforming to the requirements of this Section because of statements in the Estoppel Certificate relating to the operation or physical condition of the Building, then such Tenant shall nevertheless be included in the calculation of the foregoing 75% threshold of leased office space in the Building. Furthermore, an Estoppel Certificate shall be deemed to conform to the requirements of this Section if the facts set forth therein are substantially consistent with the terms of such Tenant's Lease and there is no statement asserting a material default (not relating to the operation or physical condition of the Building) on the part of the Seller, as landlord, under such Lease. If Seller is not able to obtain Estoppel Certificates consistent with the foregoing from the Required Tenants prior to the Closing Date, the Closing Date may, at Seller's or Purchaser's option, be adjourned for thirty (30) days in order to give Seller the opportunity to acquire Estoppel Certificates consistent with the foregoing from the Required Tenants. Seller does not warrant or represent that any particular Tenant will be a tenant of the Property on the Closing Date, and it shall not be a condition of Closing that all Tenants of the Property on the Effective Date shall continue to be tenants on the Closing Date; provided, however, that if Tenants occupying (in the aggregate) more than 15,000 square feet of office space in the Building as of the Effective Date vacate their demised premises prior to the Closing Date in violation of their Leases and are in default in the payment of Basic Rent under their Leases, Purchaser shall not be obligated to close. To the extent that a statement in an Estoppel Certificate delivered to Purchaser at Closing covers a subject matter that is the same as the subject matter of a representation or warranty of Seller hereunder, such representation or warranty of Seller shall be deemed superceded by such Estoppel Certificate and shall have no further force or effect. A failure to obtain Estoppel Certificates consistent with the provisions of this Section from the Required Tenants shall not be deemed a default of Seller's obligations hereunder and will not give rise to the remedies of Purchaser contained in clauses (ii) or (iii) of Section 13.1. In the event that an Estoppel Certificate does not conform to the requirements of this Section, Seller shall have a reasonable period to cure the defect or defects therein (not to exceed thirty (30) days), and the Closing Date shall be extended in order to allow Seller time to effectuate such cure.

            9.6 Other Conditions to Closing. It shall be a further condition of Purchaser's obligation to close hereunder (which condition may be waived by Purchaser) as follows:

                  (a) Seller shall have performed all covenants and obligations undertaken by Seller herein in all material respects.

                  (b) Seller shall have delivered to Purchaser all of the documents provided herein for said delivery.

            9.7 Approvals and Permits not a Condition to Purchaser's Performance. Purchaser's duty to perform is expressly not contingent upon Purchaser's ability to obtain (i) any governmental or quasi-governmental approval as to changes or modifications in use or zoning or modification to any existing land use restriction, (ii) service provider consents to assignments of any Service Contracts or (iii) financing of any portion of the Purchase Price from any source.

      10. Brokerage.

      Seller and Purchaser expressly acknowledge that Cassidy & Pinkard/Sonnenblick Goldman (the "Broker") is due a commission for this transaction upon the consummation of the sale of the Property in accordance with this Agreement, and the same shall be paid by Seller in accordance with the provisions of a separate agreement between Seller and the Broker. Purchaser represents that it has not engaged any brokers in this transaction. As to any broker other than the Broker, Seller and Purchaser agree to hold each other harmless and indemnify each other from and against any and all claims, demands, loss or damage (including reasonable attorneys' fees, court costs and amounts paid in settlement of any claims) arising out of a claim or demand for any brokerage commission, fee or other compensation due or alleged to be due as a result of the indemnifying party's actions in connection with the transaction contemplated by this Agreement. The provisions of this Section 10 shall survive the Closing Date or termination of this Agreement prior to the Closing Date for any reason whatsoever.

      11. Risk of Casualty and Condemnation Pending Closing.

            (a) If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage and shall thereafter (to the extent practical) give Purchaser written notice of its estimated cost of repairing such damage (such notice to be given as soon as practicable) and advising Purchaser that based upon such cost, Purchaser shall be obligated to make an election as provided in this Section 11. If the cost of repairing such damage is less than Three Hundred Thousand Dollars ($300,000) (as determined by Seller's independent insurer), then (i) Purchaser shall at Closing receive, to the extent such sums have not been expended on repair work, the amount of the deductible plus all insurance proceeds payable as a result of such loss; (ii) this Agreement shall continue in full force and effect with no reduction in the Purchase Price and
(iii) Seller shall have no obligation to repair such damage. If the cost of repairing damage from such casualty is Three Hundred Thousand Dollars ($300,000) or more (as determined by Seller's independent insurer), then Purchaser shall have the right, for a period of ten (10) days from the date of notice of the amount of damage caused by the casualty, to terminate this Agreement by giving written notice of termination to Seller within such period. Upon such termination, the Deposit shall be returned to Purchaser and the parties hereto shall be released of any further liability hereunder except as otherwise provided herein. If Purchaser fails to notify Seller within such period of Purchaser's exercise of its right to terminate this Agreement, then Purchaser shall be deemed to have terminated this Agreement, in which event the foregoing provisions of this Section 11(a) regarding a termination by Purchaser shall apply. If the cost of repairing damage from such casualty is Three Hundred Thousand Dollars ($300,000) or more (as determined by Seller's independent insurer), and Purchaser notifies Seller (within a period of ten (10) days from the date of notice of the amount of damage caused by the casualty) that Purchaser elects to continue this Agreement, then the parties shall proceed to Closing and, to the extent such sums have not been expended on repair work performed upon Purchaser's consent, not to be unreasonably withheld, all insurance proceeds received by Seller as a result of such casualty loss plus the amount of the deductible shall be paid to Purchaser at Closing. If such proceeds have not yet been received by Seller, then Seller's rights to such proceeds shall be assigned to Purchaser at Closing upon payment of the full Purchase Price to Seller by Purchaser, less the amount of Seller's deductible, and Seller shall have no obligation to repair such damage.

            (b) If, prior to the Closing Date, any condemnation or eminent domain proceedings shall be threatened in writing or commenced by any competent public authority against the Property, Seller shall promptly give Purchaser written notice thereof. Within ten (10) Business Days after receipt of notice of the written threat or commencement of any such proceedings from Seller and in the event that the taking of such property shall materially interfere with the operation of the Property, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller to that effect within ten (10) Business Days from the date Purchaser receives notice of the proceedings or written threat. If this Agreement is terminated by Purchaser as aforesaid, then the Deposit shall be returned to Purchaser and the parties hereto shall have no further liability hereunder except as otherwise provided herein. In the event Purchaser fails to notify Seller within such period of Purchaser's exercise of its right to terminate this Agreement, then Purchaser shall be deemed to have terminated this Agreement, in which event the foregoing provisions of this
Section 11(b) regarding a termination by Purchaser shall apply. Purchaser shall also have the right, in the circumstance described above in this Section 11(b), to accept the Property (by notice to Seller given within the ten (10)-Business Day period aforesaid) subject to the condemnation proceedings or written threat without abatement of the Purchase Price. In the event that Purchaser elects to accept the Property in accordance with the foregoing provisions of this Section 11(b), or the taking of a portion of the Property shall not materially interfere with the operation of the Property, Purchaser shall accept the Property subject to the proceedings or written threat of condemnation without abatement of the Purchase Price, whereupon any award (minus any reasonable legal fees incurred by Seller in connection therewith) shall be paid to Purchaser and Seller shall deliver to Purchaser at Closing all assignments and other documents reasonably requested by Purchaser to vest such award in Purchaser. For purposes of this
Section 11(b), a taking shall be deemed to materially interfere with the operation of the Property if the Building or any portion thereof shall be taken, if the taking shall have any material effect on any ingress or egress, or if a portion of the parking for the Property shall be taken such that the remaining parking area does not comply with applicable building or zoning law.

      12. Notices and Other Communications.

            12.1 Manner of Giving Notice. Each notice, request, demand, consent, approval, objection or other communication

(hereafter in this Section 12 referred to collectively as "notices" and referred to singly as a "notice") which Seller, Purchaser or Escrow Agent is required or permitted to give pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered with receipt therefor, or sent by Federal Express or other overnight courier service. Any such notice shall be deemed given when received or when delivery is refused. The records of the courier service shall be conclusive with respect to the date of receipt or refusal of delivery.

            12.2 Addresses for Notices. All notices shall be addressed to the parties at the following addresses:

                  (1) if to Purchaser: 11 Commerce Drive, Cranford, New Jersey 07016, with separate notice to the attention of Roger W. Thomas, Esq. and David Parisier, with an additional separate notice to go to Pryor, Cashman, Sherman and Flynn, 410 Park Avenue, New York, NY 10022, Attention: Andrew S. Levine, Esq.

                  (2) if to Seller: c/o Quadrangle Development Corporation, 1001 G Street, N.W., Suite 700, Washington, D.C. 20001, Attention: Legal Department, with a copy to: The Taylor Simpson Group, One Rockefeller Plaza, Twenty-Third Floor, New York, New York 10020, Attention: Paul E. Taylor III and Jeffrey Feldman, Esq.

                  Either party may, by notice given pursuant to this Section 12, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices.

      13. Default and Remedies.

            13.1 Purchaser. If Seller fails to perform any of its obligations or agreements contained herein in any material respect and if Purchaser is not then in default of any of its obligations and agreements contained herein, then Purchaser may elect one of the following as Purchaser's sole and exclusive remedy: either (i) terminate this Agreement by giving notice of termination and the reasons therefor to Seller, in which event neither Seller nor Purchaser shall have any further obligations or liabilities one to the other except as otherwise provided herein and the Deposit shall be returned to Purchaser; or
(ii) hereby waiving all other actions, rights or claims for damages, Purchaser may bring an equitable action for specific performance of the terms of this Agreement for conveyance of the Property to Purchaser; or (iii) in the event Seller wilfully and intentionally conveys title to a third party in violation of this Agreement, in lieu of the remedy of specific performance, Purchaser, upon proper proof, may assert a claim or claims for compensatory damages in an amount not to exceed Four Hundred Sixty-Nine Thousand Dollars ($469,000) in the aggregate.

            13.2 Seller. If Purchaser fails to close on the purchase of the Property when required to do so under the provisions hereof, and Seller is not then in default of any of its obligations or agreements contained herein in any material respect, then Seller's sole remedy hereunder shall be to terminate this Agreement and to receive the Deposit as liquidated damages, and thereafter Seller and Purchaser shall have no further obligations or liabilities one to the other except as otherwise provided herein. Seller's right to receive the Deposit as liquidated damages is agreed to due to the difficulty, inconvenience and uncertainty of ascertaining actual damages for such breach by Purchaser, and Purchaser agrees that the same is a reasonable and fair estimate of damages.

            13.3 Legal Fees. In any action or proceeding brought to enforce a party's remedies under this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable legal fees and expenses.

            13.4 Documents. Within five (5) Business Days after any termination of this Agreement in accordance with the foregoing provisions of this Section 13, or pursuant to any other provision of this Agreement, Purchaser shall deliver to Seller, without charge, all documents or studies prepared by third party environmental, structural and mechanical engineers whose reports are not otherwise confidential or proprietary, and all documents provided to Purchaser by Seller or Seller's agents.

      14. Environmental Condition.

            In addition to, and not by way of limitation of, the sale of the Property on an AS IS CONDITION WITH ALL FAULTS basis under this Agreement, Purchaser agrees that Seller makes no representations or warranties whatsoever to Purchaser regarding the presence or absence of hazardous or toxic materials or chemicals in, at, or under the Property, except as otherwise provided in
Section 15.9 hereof. During the Inspection Period, Purchaser has made such studies and investigations, conducted such tests and surveys and engaged such specialists as Purchaser deemed appropriate (and in the manner described in Section 9.1 hereof) to fairly evaluate the Property and its environmental risks. By its execution of this Agreement, Purchaser hereby releases Seller from any and all liability to Purchaser and Purchaser's successors in interest attributable to the presence, discovery, or removal of any hazardous or toxic materials or chemicals in, at, or under the Property, subject to the provisions of Section 15.9 hereof. Notwithstanding anything herein to the contrary, the agreements of Purchaser set forth in this Section 14 shall survive the Closing and shall be enforceable at any time.

      15. Seller's Representations and Warranties

            Seller hereby represents and warrants to Purchaser the following:

            15.1 United States Person. Seller is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

            15.2 Management Agreement. On the Closing Date, there will be no agreement in effect for the management of the Property nor will there be any exclusive leasing agency agreement applicable to the Property.

            15.3 Condemnation. To the best of Seller's knowledge, Seller has not received notice of any actual or threatened condemnation proceeding or special assessment with regard to the Property.

            15.4 Litigation. To the best of Seller's knowledge, there are no actions, suits or other litigation (including governmental proceedings) pending or threatened in writing against Seller that would materially and adversely affect the Property, or its continued operation, or that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement, except as set forth on Schedule F.

            15.5 Seller's Authority.

                  As of the Closing Date:

                        (a) Seller has the full right, power and authority and has taken all requisite action to enter into this Agreement, to sell the Property and to carry out its obligations as set forth hereunder.

                        (b) No consent or approval of any person, entity or governmental agency or authority is required with respect to the execution and delivery of this Agreement by Seller or the consummation by Seller of the transaction contemplated hereby or the performance by Seller of its obligations hereunder.

                        (c) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws filed by Seller or against Seller.

                        (d) Seller is the sole owner of the Property.

            15.6 Leases. To Seller's knowledge, Schedule B attached hereto sets forth a true, correct and complete list of all Leases as of the Effective Date. Copies of such Leases have been initialed by the parties and delivered to Purchaser. To Seller's knowledge, the Leases constitute all of the leases, tenancies or occupancies affecting the Building on the Effective Date to which Seller is a party, and, except as provided in the Leases or as may be contained in any Permitted Encumbrance, there are no agreements to which Seller is a party which confer on any Tenant or any other person or entity any rights of possession with respect to the Property. To Seller's knowledge, Seller has not received, within the two hundred seventy (270)-day period prior to the Effective Date, written notice from any Tenant asserting that Seller, as landlord, is in default under such Tenant's Lease, which default remains substantially uncured as of the Effective Date.

            15.7 Service Contracts. To Seller's knowledge, there are no service contracts affecting the Property or the operation thereof, except the Service Contracts.

            15.8 Notices of Violations. To Seller's knowledge, within the two hundred seventy (270)-day period prior to the Effective Date, Seller has not received a notice of any material violations, or of any notices, suits, investigations or judgments relating to any material violations, of any laws, ordinances or regulations affecting the Property. If Seller receives any such notice after the Effective Date, Seller will promptly deliver a copy of such notice to Purchaser.

            15.9 No Remediation Program. To Seller's knowledge, no clean-up or remediation program that may have been required by any environmental law applicable to the Property is ongoing in respect of the Property.

All references in this Agreement to the "knowledge" of Seller shall refer only to actual knowledge of the Designated Employees (as hereinafter defined) and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any Affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, including the contents of the files, documents and materials made available to or disclosed to Purchaser. Seller affirmatively states that neither it nor the Designated Employees has reviewed such files, documents, or materials and that Seller's representations and warranties hereunder are not based on the contents of any such files, documents, materials. For purposes of this Agreement, the term "Designated Employees" shall refer only to Christopher D. Gladstone.

      16. Purchaser's Authority.

            Purchaser hereby represents and warrants to Seller that the following statements are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

                  (a) Purchaser has the full right, power and authority and has taken all requisite action to enter into this Agreement, to purchase the Property and to carry out its obligations as set forth hereunder.

                  (b) Unless otherwise provided herein, no consent or approval of any person, entity or governmental agency or authority is required with respect to the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transaction contemplated hereby or the performance by Purchaser of its obligations hereunder.

                  (c) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws filed by Purchaser or against Purchaser.

      17. Third Party Beneficiaries.

            Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties hereto. This Section 17 shall survive the

Closing or termination of this Agreement prior to the Closing Date for any reason whatsoever.

      18. Further Assurances.

            Purchaser and Seller each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement; provided, however, that no such documents or instruments shall contain any warranty or representation from, or recourse to, Seller. This
Section 18 shall survive the Closing Date.

      19. No Assignment.

            Purchaser shall not assign its rights or delegate its duties under this Agreement, in whole or in part, without the prior consent of Seller, which Seller may withhold in its sole and absolute discretion. Consent by Seller to any assignment or delegation of Purchaser's rights or duties under this Agreement shall not relieve Purchaser of its obligations under this Agreement, regardless of whether such assignment includes an assumption of liability by Purchaser's assigns. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to Mack-Cali Realty, L.P. (which is the entity which controls Mack-Cali Realty Acquisition Corp.), or any other entity which is controlled by Mack-Cali Realty, L.P., directly or indirectly, provided that Purchaser provides Seller with evidence that the assignee is such a controlled entity.

      20. Confidentiality

            Prior to Closing and except as may reasonably be required in connection with the consummation of the transactions contemplated hereby, or as required by law or opinion of counsel, each party shall keep confidential the details of the transactions contemplated hereby and all documents and other information provided to the other party, and will not identify Purchaser or Seller of the Property without the prior consent of the other. Each party shall instruct all of its employees, officers, Affiliates, professionals and others engaged by it in connection with the transactions contemplated hereby to abide by the foregoing confidentiality provisions.

      21. Assumption or Cancellation of Service Contracts.

            Purchaser has notified Seller in writing as to which of the Service Contracts Purchaser desires to assume. Any Service

Contracts that are assignable and that Purchaser has elected to assume shall be included in the assignment and assumption described in Section 7.1(b) and any costs or fees charged by the service provider in connection with such assignment shall be paid by Purchaser at or prior to Closing. Any Service Contract that Purchaser does not elect to assume shall be terminated by Seller on or before the Closing Date if such termination may be accomplished without payment of any fee therefor. Seller shall have no obligation to terminate any Service Contract that is not terminable by its terms on or before the Closing Date without payment and Seller shall have no obligation to pay any fees in respect of contract termination. If Purchaser elects to terminate any Service Contract whose termination causes payment therefor, Seller shall obtain a credit at closing for the full amount of such payment. If any Service Contract is to be terminated by Seller under the foregoing provisions, Seller shall give the service provider a termination notice as soon possible after receiving notice from Purchaser that Purchaser does not elect to assume such Service Contract. If, because of the termination provisions in such Service Contract, it cannot be terminated prior to the Closing Date, Purchaser shall assume such Service Contract at Closing, but only in respect of any period that may remain on such Service Contract after the delivery of such termination notice by Seller.

      22. Exclusivity.

            So long as this Agreement has not been terminated, Seller agrees not to negotiate with, discuss or further pursue any other offers or proposals relating to the sale of the Property with any party other than Purchaser.

      23. Miscellaneous.

            23.1 Captions and Execution. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. This Agreement shall not be binding or effective until properly executed and delivered by Seller and Purchaser. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement, and it shall not be necessary that each party to this Agreement execute each counterpart.

            23.2 Press Release. Seller and Purchaser each agrees that before the Closing Date it will not issue any press release, advertisement or other public communication with respect to this

Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, except to the extent required by law. If Seller or Purchaser is required by law to issue such a press release or other public communication before the Closing Date, at least one Business Day before the issuance of the same such party shall deliver a copy of the proposed press release or other public communication to the other party hereto for its review and approval, which approval shall not be unreasonably withheld or delayed.

            23.3 Recording. This Agreement shall not be recorded in any office legally established for the purpose of giving public notice of real estate records. If Purchaser records or causes this Agreement to be recorded, Purchaser shall be in default hereunder, giving Seller the right to terminate this Agreement, to retain the Deposit and collect liquidated damages according to the terms of Section 13.2 hereof, or to exercise any other rights and remedies available by reason of Purchaser's default. Purchaser hereby appoints Seller as its true and lawful attorney in fact for the purpose of executing any form of release or termination required to remove this Agreement from public record.

            23.4 Amendment and Merger. This Agreement may not be changed or terminated orally. This Agreement shall be deemed to merge with the conveyance of title and all covenants, agreements, indemnities, representations and warranties shall not survive the Closing except as may be otherwise specifically provided herein.

            23.5 Binding. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, personal representatives, heirs and permitted assigns.

            23.6 Governing Law and Limitation Date. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia. Purchaser and Seller agree that any claim or litigation arising out of this Agreement, or the transaction contemplated hereby, shall be made or brought no later than December 31, 1998 ("Limitation Date"), and that any litigation shall be brought in the courts of the District of Columbia or in the courts of the United States for the District of Columbia, Seller and Purchaser consenting to the venue of such courts. The warranties, representations and agreements of Seller and Purchaser set forth herein shall survive until the Limitation Date, and no action based thereon shall be commenced after the Limitation Date. Notwithstanding the foregoing, (i) Section 14 (Environmental Condition) shall survive both the Closing and the

Limitation Date and shall not merge into the special warranty deed delivered pursuant to Section 7.1(a), but shall be enforceable at any time by Seller, and
(ii) the obligations of the parties under Section 5.7 hereof shall survive until April 30, 1999.

            23.7 Entire Agreement. This Agreement contains the entire agreement between the parties and any and all prior understandings and agreements are merged herein and any agreement hereafter made shall be ineffective to change, modify, or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by the parties hereto.

            23.8 Time of Essence. Purchaser and Seller each agree that time is of the essence with respect to this Agreement.

            23.9 No Waiver. Except as otherwise provided in this Agreement, failure by Purchaser or Seller to insist upon or enforce any rights herein shall not constitute a waiver thereof.

            23.10 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            23.11 Waiver of Jury Trial. Seller and Purchaser waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter arising out of or in any way connected with this Agreement.

            23.12 No Cross-Default. If Purchaser, or any Affiliate, is also the purchaser under a Purchase and Sale Agreement (this Agreement and such Purchase and Sale Agreement being collectively referred to as the "Agreements") with 14L Associates, then (i) any default by the seller under such other Agreement shall not be a default hereunder, (ii) any default by Seller hereunder shall not be a default under such other Agreement, (iii) any default by Purchaser and Purchaser's failure to close under either of the Agreements shall be deemed a default under both of the Agreements and Purchaser shall forfeit its Deposit and the deposits under both Agreements, at Seller's option, (iv) if there is any default and failure to close by Seller under either one of the Agreements, Purchaser shall still have the right (but not the obligation) to close on the Agreement not involved in Seller's default and failure to close, and (v) if either one of the Agreements is terminated by virtue of a failure of a condition precedent or a casualty giving a right of termination under one of the Agreements, the obligations of Seller and Purchaser under the Agreement where the failed condition is not applicable or the casualty has not so occurred shall not be affected.

            23.13 Soil Characteristics. The characteristics of the soil of the Property, as described by the Soil Conservation Service of the U.S. Department of Agriculture in the Soil Survey Book of the District of Columbia (Area 11), published in July, 1976, and as shown on the soil maps of the District of Columbia at the back of that publication is Urban Land. For further information, Purchaser may contact the Soil Testing Laboratory, the District of Columbia Department of Environmental Services, or the Soil Conservation Service of the U.S. Department of Agriculture. The foregoing is set forth pursuant to the District of Columbia Code and is not intended as, and should not be construed as, limiting the conditions set forth herein with respect to Purchaser's investigations, tests and studies and the absence of representations and warranties by Seller with respect to the condition of the Property.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              SELLER:

                              1709 L.P.

                              By:   Q 1709 L.L.C., General Partner

                              By:   Quadrangle Development Corporation,
                                    Managing Member


                                    By /s/ Christopher D. Gladstone
                                      -----------------------------------
                                      Christopher D. Gladstone,
                                      President

                              PURCHASER:

                              MACK-CALI REALTY ACQUISITION CORP.


                              By  /s/ [ILLEGIBLE]
                                -----------------------------------
                              Name:
                              Title:

                                   SCHEDULE A

                                Legal Description

      Lot Forty (40) in the subdivision made by Rekab, Inc. of Lots in Square One Hundred Seventy (170), as per plat recorded in Liber 157 at folio 29 in the Office of the Surveyor for the District of Columbia.

                                   SCHEDULE B

                          Leases and Security Deposits

1. Board of Governors of the Federal Reserve System -- Amended and Restated Office Lease dated April 28, 1995; Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3 dated December 30, 1997; First Amendment to Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3 dated April 28, 1998.

2. Board of Governors of the Federal Reserve System -- Amended and Restated Office Lease No. 2 dated April 28, 1995; Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3 dated December 30, 1997; First Amendment to Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3, dated April 28, 1998.

3. Board of Governors of the Federal Reserve System -- Office Lease No. 3 dated March 29, 1995; Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3 dated December 30, 1997; First Amendment to Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3, dated April 28, 1998.

4. Board of Governors of the Federal Reserve System -- Storage Space dated June 14, 1994 for 1,406 square feet of storage space on the First Basement Level; First Amendment to Storage Space Lease dated May 13, 1998.

5. Board of Governors of the Federal Reserve System -- Storage Space Lease (undated) for 690 square feet of storage in Garage Level C; First Amendment to Storage Space Lease dated May 13, 1998.

6. Diplomat Parking Corporation -- Lease Agreement dated June 20, 1972; First Amendment dated May 28, 1991; Second Amendment dated April 30, 1996; another Second Amendment dated April 30, 1996; Consent to Assignment and Agreement dated October 1, 1997;

7. General Services Administration-- Lease dated December 2, 1988; Supplemental Lease Agreement No. 1 dated May 11, 1990; Supplemental Lease Agreement No. 2 dated May 11, 1990; Supplemental Lease Agreement No. 3 dated November 16, 1990; Supplemental Lease Agreement No. 4 dated November 16, 1990; Supplemental Lease Agreement No. 5 dated March 22, 1991; Supplemental Lease Agreement No. 6 dated January 10, 1992; Supplemental Lease Agreement No. 7 dated January 10, 1992; Supplemental Lease Agreement No. 8 dated April 7, 1992; Supplemental Lease Agreement No. 9, undated (signed by Tenant only); Supplemental Lease Agreement No. 10 dated June 23, 1993 (signed by Tenant only); Supplemental Lease Agreement No. 11, undated; Supplemental Lease Agreement No. 12, undated; Supplemental Lease Agreement No. 13, undated; Supplemental Lease Agreement No. 14 dated May 31, 1996; Supplemental Lease Agreement No. 15 dated June 20, 1996 (signed by Tenant only);
      Supplemental Lease Agreement No. 16 dated June 20, 1996 (signed by Tenant only); Supplemental Lease Agreement No. 17 dated June 20, 1996 (signed by Tenant only); and Supplemental Lease Agreement No. 18 dated June 3, 1997 (signed by Tenant only).

8. D.C. Fish Co., Inc. -- Lease dated June 26, 1979; Assignment dated October 8, 1980 assigning the lease to Tae Kyong Chung, Yong Whi Ching, Tae Rhin Chung and Chung Ok Chung; Agreement dated March 16, 1989; First Amendment to Lease dated November 20, 1992; Second Amendment to Lease dated December 20, 1993.

9. Group Health Association. Inc. -- Lease Agreement dated July 19, 1991; First Amendment to Lease dated March 16, 1993; Landlord's Sublease Consent for Results Educational Fund (not yet signed by Landlord or Tenant). Tenant now known as Humana Group Health Plan, Inc.

10. World Resources Institute -- Lease Agreement dated October 17, 1988; First Amendment to Lease dated February 23, 1993; Second Amendment to Lease dated April 28, 1993.

11. American Institute of Architects -- Lease Agreement dated March 1, 1989; Amendment to Lease dated November 27, 1989; Second Amendment to Lease dated July 23, 1993; Third Amendment to Lease dated September 2, 1993.

12. Ducks Unlimited -- License Agreement for a current subtenant of American Institute of Architects that has not yet been signed by Landlord or Tenant.

NOTE: The above list does not include Guarantees

Security Deposits as of May 15, 1998:

                       Principal       Accrued      Less       Ending
      Tenant           Amount          Interest     Payments   Balance
      ------           ---------       --------     --------   -------
1.    DC Fish Co.     $ 4,800.00       $ 0.00       $ 0.00     $ 4,800.00

                                   SCHEDULE C

                                Service Contracts

Contractor                      Services Rendered             Date of Contract
----------                      -----------------             ----------------
American/Valcourt
   Building Service             Window cleaning               January 1, 1998

Aargon Corporation              Trash removal services        January 1, 1998

Classic Concierge               Concierge service             January 1, 1998

Creative Plantscape             Landscaping                   January 1, 1998

Empire Recylcing                Recycling                     January 1, 1998

Home Paramount                  Pest control                  January 1, 1998

Kastle Systems                  Electronic Security           January 1, 1998

Landis & Gyr                    Computer energy management    January 1, 1994

Montgomery Elevator             Elevator maintenance          May 1994

Oneil M. Banks                  Air quality survey            January 1, 1998

Stuart Dean                     Metal refinishing             January 1, 1998

Vance Uniformed Protective
  Services                      Lobby host services           January 1, 1998

USSI                            Janitorial services           January 1, 1998

                                   SCHEDULE D

                             Permitted Encumbrances

1.    Taxes subsequent to March 31, 1998, a lien, not yet due and payable.

2. Water rent and sewer service charges subsequent to closing date, a lien, not yet due and payable.

3. Agreement(s) with the District of Columbia relating to projection of sub-surface vaults into public space abutting the property as set forth in instrument recorded January 27, 1971 in Liber 13182 at folio 64.

4. Rights of parties in possession as commercial tenants only as set forth on Schedule B.

5. Minor encroachments of building along north property line as shown on Plat of Survey of Bernard F. Locraft dated February 24, 1992, last revised May 13, 1998.

                                   SCHEDULE F

                               Pending Litigation

Susan Friedman v. 1709 L.P. et al. -- Civil Action No. 2758-98 in the Superior Court of the District of Columbia.

                                 Schedule 5.2(b)
034201                                                                  Page - 1
1709 L.P.                            1709 LP                      Date - 5/29/98
                            Detailed Accounts Receivable        As of - 05/29/98

         Address                                     Document Reference                 Balance           Discount       Remark
Number            Name                      Co    Ty    Number       Inv Date    Original      Open
-------  -----------------------------    ---   ---   -----------  ---------  -----------    ----------  --------  -------------
34948  GROUP HEALTH ASSOCIATION, INC.
                                          089   RD    108514 003   12/01/97       398.02         398.02           CPI - Office
                                                                            ------------   ------------
              34948 Humana, Inc.                                                  398.02         398.02
35490  U.S. SECRET SRVC GS-11B-80415
                                          089   RN    106822 001   10/01/97     1,852.72       1,852.72           GSA 1997 R/E TAX
                                          089   RD    114354 001   05/01/98    74,639.19      74,639.19           Base Rent - Office
                                          089   RN    114540 001   04/24/98       320.70         320.70           3/98 PRORATED EXC
                                          089   RN    114540 002   04/24/98       662.74         662.74           4/98 ESC
                                          089   RN    114540 003   04/24/98       662.74         662.74           5/98
                                                                            ------------   ------------
         35490 U.S. SECRET SRVC GS-11B-8                                       78,138.09      78,138.09

34905 WORLD RESOURCES INSTITUTE
                                          089   RN    114720 001   04/30/98    56,034.00      56,034.00          '97 FINAL OP EXP
                                                                            ------------   ------------
         34905 WORLD RESOURCES INSTITUTE                                       56,034.00      56,034.00
                                                                            ------------   ------------
089                1709 L.P.                                                  134,570.11     134,570.11
                                                                            ------------   ------------
                   Grand Total -                                              134,570.11     134,570.11


                                  SCHEDULE 5.6

        New Leases, Amendments to Leases and Broker Commission Agreements

Federal Reserve Board:

      a) Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3 dated December 30, 1997.

      b) First Amendment to Option to Lease and Amendment to Original Lease, Office Lease No. 2 and Office Lease No. 3 dated April 28, 1998.

      c) First Amendment to Storage Space Lease dated May 13, 1998. This is an amendment to the Storage Space Lease for 1,406 square feet.

      d) First Amendment to Storage Space Lease dated May 13, 1998. This is an amendment to the Storage Space Lease for 690 square feet.

Ducks Unlimited -- License Agreement that extends the term of a subtenant for two months beyond the lease expiration date of the tenant, American Institute of Architects (July 1 through August 31, 1998). The License Agreement is under review by Licensee and has not yet been signed.

Humana Group Health Plan -- Landlord's Consent to Sublease, undated. This document is under review by tenant and has not yet been signed by Landlord or Tenant.

                                    EXHIBIT A

                                      DEED

AFTER RECORDING,
PLEASE RETURN TO:

Andrew S. Levine, Esq.
Pryor, Cashman, Sherman & Flynn
410 Park Avenue
New York, New York 10022

                                      DEED

      THIS DEED is made and entered into on this ____ day of June, 1998, by and between 1709 L.P., a District of Columbia limited partnership ("Grantor"), whose address is c/o Quadrangle Development Corporation, 1001 G Street, N.W., Washington, D.C. 20001, and MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation ("Grantee"), whose address is 11 Commerce Drive, Cranford, New Jersey 07016.

                              W I T N E S S E T H:

      For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY, with Special Warranty, unto Grantee, its successors and assigns, in fee simple, the parcel of land located in the District of Columbia, described on Exhibit A attached hereto.

      TOGETHER with all buildings, fixtures and other improvements located in or on such parcel of land; and

      TOGETHER with all easements, rights-of-way, appurtenances, licenses and privileges belonging or appurtenant to such land; and

      TOGETHER with all mineral, gas, oil and water rights, sewer rights, other utility rights, and development rights now or hereafter allocated or allocable to such land; and

      TOGETHER with all right, title and interest of Grantor in and to any land lying in the bed of any street, road, avenue or alley, open or closed, adjacent to such land, to the center line thereof.

      TO HAVE AND TO HOLD all of the aforesaid property (the "Property") unto the use and benefit of Grantee, its successors and assigns, in fee simple forever.

      This conveyance is expressly made subject to easements, covenants, conditions, agreements, and restrictions of record.

      Grantor covenants that it has the right to convey the Property to Grantee and that Grantor will execute such further assurances of the Property as may be required.

      IN WITNESS WHEREOF, Grantor has caused this Deed to be executed by its general partner, Q 1400 L.L.C., which has caused this Deed to be executed by its Managing Member, Quadrangle Development Corporation, which has caused this Deed to be executed by Christopher D. Gladstone, its President, and its corporate seal to be affixed hereto, and does hereby constitute and appoint Christopher D. Gladstone its true and lawful attorney-in-fact for it and in its name to acknowledge and deliver said Deed on behalf of Quadrangle Development Corporation, the managing member of Q 1400 L.L.C., the general partner of Grantor.

                              GRANTOR:

                              1709 L.P.

                              By:   Q 1709 L.L.C., General Partner

                                    By:   Quadrangle Development
                                          Corporation, Managing Member


                                          By
                                            -----------------------------
                                            Christopher D. Gladstone,
                                            President

                         )
                         )    ss:
                         )

      I, ____________________________, a Notary Public for the jurisdiction aforesaid, do certify that Christopher D. Gladstone, who is personally well known to me as (or proved by the oath of credible witnesses to be) the person named as attorney-in-fact in the foregoing and annexed Deed bearing date on the ___ day of June, 1998, personally appeared before me in said jurisdiction and as attorney-in-fact as aforesaid, and by virtue of the authority vested in him as aforesaid, acknowledged the same to be the true act and deed of Quadrangle Development Corporation, the managing member of Q 1709 L.L.C., in its capacity as the general partner of the Grantor therein.

      Given under my hand and official seal on this ___ day of June, 1998.


                        --------------------------------
                                          Notary Public

                       My Commission Expires:
                                             -----------

                                    EXHIBIT B

            ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS

      THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS (this "Assignment") is entered into on this ____ day of June, 1998, between 1709 L.P., a District of Columbia limited partnership ("Assignor"), whose address is c/o Quadrangle Development Corporation, 1001 G Street, N.W., Washington, D.C. 20001, and MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation ("Assignee"), whose address is 11 Commerce Drive, Cranford, New Jersey 07016.

      1. Reference to Purchase Agreement. Reference is made to a Purchase and Sale Agreement dated June ___, 1998 between Assignor, as seller, and Assignee, as purchaser, pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the improved real property and other assets described therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

      2. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor (i) in and to each of the contracts listed on Exhibit A attached hereto (the "Accepted Contracts"), to the extent assignable, (ii) as landlord in and to each of the leases listed on Exhibit B attached hereto, including any amendments and guaranties thereof (the "Leases"), (iii) any and all licenses to occupy space at the Property and (iv) the security deposits held by landlord under the Leases. Assignor is not assigning any right to receive Delinquent Rent, and any Delinquent Rent as of the date hereof shall be collected and paid to Seller to the extent and in the manner provided by the Purchase Agreement.

      3. Assumption. Assignee hereby assumes, and agrees to be bound by, all of the covenants, agreements and obligations of Assignor (i) under the Accepted Contracts, and (ii) as landlord under the Leases, that shall arise or be incurred, or that are required to be performed, on and after the date of this Assignment, and Assignee further assumes all liability of Assignor for the proper refund or return of the security deposits actually delivered or credited to Assignee on the date hereof and held under the Leases if, when and as required by the Leases or otherwise by law.

      4. Indemnity. Assignee agrees to indemnify, defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature under the Leases and Accepted Contracts arising or accruing as a result of any acts which occur on or after the date hereof. Assignor agrees to indemnify, defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature under the Leases and Accepted Contracts arising or accruing prior to the date hereof, but only in respect of any claim under the indemnity contained in this sentence made by Assignee prior to April 30, 1999.

      5. Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first above written.

                              ASSIGNOR:

                              1709 L.P.

                              By:   Q 1709 L.L.C., General Partner

                                    By:   Quadrangle Development
                                          Corporation, Managing Member


                                          By
                                            -----------------------------
                                            Christopher D. Gladstone,
                                            President

                              ASSIGNEE:

                              MACK-CALI REALTY ACQUISITION CORP.


                                By
                                  ----------------------------------------
                                Name:
                                Title:

                                    EXHIBIT C

                ASSIGNMENT OF INTANGIBLE PROPERTY AND WARRANTIES

      THIS ASSIGNMENT OF INTANGIBLE PROPERTY AND WARRANTIES (this "Assignment") is entered into on this ____ day of June, 1998, by 1709 L.P., a District of Columbia limited partnership ("Assignor"), whose address is c/o Quadrangle Development Corporation, 1001 G Street, N.W., Washington, D.C. 20001, for the benefit of MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation ("Assignee"), whose address is 11 Commerce Drive, Cranford, New Jersey 07016.

      1. Reference to Purchase Agreement. Reference is made to a Purchase and Sale Agreement dated June ___, 1998 between Assignor, as seller, and Assignee, as purchaser, pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the improved real property and other assets described therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

      2. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns, without any warranty, representation, or recourse of any kind, to Assignee all right, title and interest of Assignor in and to (i) the Intangible Property, and (ii) all warranties or guaranties presently in effect from contractors, suppliers or manufacturers of personal property installed in or used in connection with the Property or any work performed or improvements included as a part of the Property (the "Warranties"). This Assignment shall not be effective as to any Intangible Property or Warranty that, by its terms or as a matter of law, cannot be assigned.

      3. Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

           [The signature of Assignor is set forth on the next page.]

      IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the day and year first above written.

                              ASSIGNOR:

                              1709 L.P.

                              By:   Q 1709 L.L.C., General Partner

                                    By:   Quadrangle Development
                                          Corporation, Managing Member


                                          By
                                            -----------------------------
                                            Christopher D. Gladstone,
                                            President

                                    EXHIBIT D

                                Notice to Tenants

                                    1709 L.P.
                    c/o do Quadrangle Development Corporation
                               1001 G Street, N.W.
                              Washington, DC 20001

                                  May___, 1998

Tenant Name
Tenant Address

      Re: Sale of 1709 New York Avenue, N.W., Washington, DC

Dear Tenant:

Please be advised that, as of the date hereof, 1709 L.P. has sold the referenced premises to M-C Capitol Associates L.L.C. In connection with such sale, 1709 L.P. has assigned all of its right, title and interest as landlord under your lease to M-C Capitol Associates L.L.C. Your security deposit, if any, has also been assigned to M-C Capitol Associates L.L.C.

You are instructed to pay all rents, additional rents and all other charges and payments due under your lease as follows:

                M-C Capitol Associates L.L.C.
                P.O. Box 23229
                Newark, New Jersey 07189

You will receive from M-C Capitol Associates L.L.C. monthly invoices for all rents due under your lease. In order for M-C Capitol Associates L.L.C. to process your payments quickly and accurately, kindly return the payment stub attached to each invoice.

In addition, all correspondence relating to the monthly billings should be sent to Alicia Friedman, M-C Capitol Associates L.L.C., 11 Commerce Drive, Cranford, New Jersey 07016.

I am please to inform you that, for the immediate future, QDC Property Management, Inc. is remaining as property manager for the building. We have appreciated the chance to work with you and serve your space needs over the years.

                                   Very truly yours,

                                   1709 L.P.

                                   By: Q 1709 L.L.C.,
                                       general partner

                                       By: Quadrangle Development Corporation,
                                           managing member

                                           By:
                                             ----------------------------------
                                             Christopher D. Gladstone
                                             President

                                    EXHIBIT E

                                    AFFIDAVIT

      Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by 1709 L.P., a District of Columbia limited partnership ("the Partnership"), the undersigned hereby certifies the following on behalf of the Partnership:

      1. The Partnership is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

      2. The Partnership's U.S. employer tax identification number is 52-1784850; and

      3. The Partnership's office address is 1001 G Street, N.W., Suite 700, Washington, D.C. 20001.

      The Partnership understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      The undersigned officer of the Partnership declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of the Partnership.

Dated: June ___, 1998.

                              1709 L.P.

                              By:   Q 1709 L.L.C., General Partner

                                    By:   Quadrangle Development
                                          Corporation, Managing Member


                                          By
                                            -----------------------------
                                            Christopher D. Gladstone,
                                            President

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

                           TENANT ESTOPPEL CERTIFICATE

                                                            ______________, 1998


Mack-Cali Realty Acquisition Corp.
c/o Mack-Cali Realty Corporation
11 Commerce Drive
Cranford, New Jersey 07016

1709 L.P. ("Landlord")
c/o Quadrangle Development Corporation
1001 G Street, N.W.
Suite 700W
Washington, DC 20001

      Premises: 1709 New York Avenue, N.W., Washington, DC (the "Property")

Ladies and Gentlemen:

      The undersigned, as Tenant under that certain lease dated
__________________ (the "Lease"), made with 1709 L.P. does hereby certify to Landlord, Mack-Cali Realty Acquisition Corp. and its assigns and successors (the "Purchaser") and to any lender or mortgagee of Purchaser with respect to Purchaser's acquisition of the property of which the Demised Premises (as hereinafter defined) form a part:

      1. That the premises leased by Tenant (the "Demised Premises") pursuant to the Lease are described as ____ square feet on the _______floor at the Premises;

      2. That the Lease has not been modified, changed, altered or amended in any respect, except as set forth below, and is the only Lease or agreement between the undersigned and the Lessor affecting the Demised Premises. If none, state "none." A true and complete copy of the Lease, together with any and all modifications, amendments and/or assignments thereto, are annexed hereto as Exhibit A. There are no subleases for any of the Demised Premises, except __________________;

      3. That the full name and current mailing address for Tenant, and the address for all notices to Tenant, are set forth below:

      4. That the Demised Premises have been completed in accordance with the terms of the Lease and that Tenant has accepted possession of the Demised Premises. All improvements, alterations or additions to be constructed on the Demised Premises by Landlord pursuant to the Lease have been completed and accepted by Tenant. All contributions now or previously required from Landlord for improvements to the Demised Premises have been paid in full to Tenant;

      5. That the original Lease term began on ____________________ and will expire on ______________________; that Tenant has paid rent through _____________________; that no rent has been paid by Tenant for more than one month in advance; that the rent payable under the Lease is the amount of fixed rent provided thereunder, which is annual fixed rent payable to Landlord of $___________; that as of the date hereof, additional rent of $__________________ is payable to Landlord on account of utility costs, real estate taxes and operating expenses; that the base year for such additional rent is _______, which has a base amount of $________________ [or the expense stop for such additional rent is $______/SF]; that there is no claim or basis for an adjustment thereto; and that the amount of additional rent has been paid through ______________;

      6. That Tenant has not given Landlord any notice of any claim arising under the Lease nor any notice of a default on the part of Landlord under the Lease which have not been cured. To Tenant's knowledge, there are no defaults by Landlord under the Lease as of the date hereof. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset, counterclaim or deduction in rent except ________________;

      7. That the Lease is now in full force and effect and has not been amended, modified or assigned except as may be indicated above; the Lease is the only agreement between Landlord and the undersigned regarding the Demised Premises; and, to Tenant's knowledge, Tenant is not in default under the Lease;

      8. That Tenant has paid to Landlord a security deposit of $_______, and Tenant has no knowledge of any claim made by Landlord against the security deposit;

      9. That Tenant has _________ option(s) to renew the Lease for a period of _____ years upon the terms set forth in the Lease, and that none of such options have been exercised except ________________;

      10. That, except as set forth in the Lease, Tenant has no (i) option to expand into additional space in the Property; (ii) right of first refusal of any space in the Property; or (iii) option to acquire all or any part of the Property in which the Demised Premises are located;

      11. That no actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

                       (tenant's signature on next page)

Dated:           , 1998
      -----------
                                     TENANT:

                                     [TENANT NAME],
                                     a


                                     By:
                                        --------------------------------
                                     Name:
                                     Title:
                                     Address:

                                   EXHIBIT A

                (Copy of the Lease to be attached, including all
                 amendments, modifications, assignments, etc.)

                                   EXHIBIT G

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT is made and entered into on this _____ day of May, 1998 by and among (i) 1709 L.P., a District of Columbia limited partnership ("Seller"), (ii) M-C CAPITOL ASSOCIATES L.L.C., a Delaware limited liability company ("Purchaser") and (iii) LAWYERS TITLE INSURANCE CORPORATION ("Escrow Agent").

                                    RECITALS:

      A. Seller and a predecessor of Purchaser have entered into a Purchase and Sale Agreement dated June __, 1998 (the "Purchase Agreement") with respect to the sale by Seller to Purchaser of certain improved real property located at 1709 New York Avenue, N.W., Washington, D.C. (the "Property").

      B. The Purchase Agreement contemplates that Seller and Purchaser shall execute this Escrow Agreement at the Closing on the sale of the Property to Purchaser under the provisions of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller, Purchaser and Escrow Agent hereby covenant and agree as follows:

      1. Appointment of Escrow Agent. Seller and Purchaser hereby designate and appoint Escrow Agent as escrow agent, and Escrow Agent hereby accepts such designation and appointment.

      2. On the date hereof, Seller has placed in escrow a portion of the proceeds from the sale of the Property in the amount of Sixty-Four Thousand Dollars ($64,000) (the "Escrow Amount") in cash with Escrow Agent, as escrowee, to secure Seller's obligations under Section 5.7(b) of the Purchase Agreement, relating to Seller's undertaking to repay to Tenants any overpayments of Additional Rent such Tenants may have made in calendar year 1998 that is attributable to periods prior to the Closing Date ("Overpayments"). Escrow Agent shall hold the Escrow Amount pursuant to the terms of this Escrow Agreement. The Escrow Amount shall be held and maintained by Escrow Agent in an interest-bearing account approved by Seller and Purchaser. Neither Seller nor Purchaser shall have the right to substitute another escrow agent for Escrow Agent or to cause the Escrow Amount to be held or controlled by any other person or party except by mutual agreement of Seller and Purchaser.

      3. Earned Interest. All interest which accrues on the Escrow Amount shall be paid by Escrow Agent to Seller on the termination of this Escrow Agreement.

      4. Disbursement of Escrow. At such time as a determination is made (pursuant to the provisions of Section 5.7 of the Purchase Agreement) that a Tenant has made an Overpayment, Seller shall so notify Escrow Agent (with a copy to Purchaser), stating in such notice the name and address of the Tenant and the amount to be reimbursed to such Tenant. Within five (5) days after receipt of such notice, Escrow Agent shall make the requested payment to the Tenant specified in Seller's notice out of the Escrow Amount.

      5. Termination of Escrow. This Escrow Agreement and the escrow created hereby shall terminate on the earlier to occur of (i) disbursement of the entire Escrow Amount pursuant to the provisions hereof, or (ii) May 31, 1999. If the entire Escrow Amount has not been disbursed prior to May 31, 1999, then on and as of such date Escrow Agent shall disburse to Seller any remaining funds in the Escrow Amount, whereupon this escrow shall terminate.

      6. Notices. Each notice, request, demand, consent, approval, objection or other communication (hereafter in this Section 6 referred to collectively as "notices" and referred to singly as a "notice") which Seller, Purchaser or Escrow Agent is required or permitted to give pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered with receipt therefor, or sent by Federal Express or other overnight courier service. Any such notice shall be deemed given when received or when delivery is refused. The records of the courier service shall be conclusive with respect to the date of receipt or refusal of delivery. All notices shall be addressed to the parties at the following addresses:

            (a) if to Purchaser: 11 Commerce Drive, Cranford, New Jersey 07016, with separate notice to the attention of Roger W. Thomas, Esq. and David Parisier, with an additional separate notice to go to Pryor, Cashman, Sherman and Flynn, 410 Park Avenue, New York, NY 10022, Attention: Andrew S. Levine, Esq.

            (b) if to Seller: c/o Quadrangle Development Corporation, 1001 G Street, N.W., Suite 700, Washington, D.C. 20001, Attention: Legal Department, with a copy to: The Taylor Simpson Group, One Rockefeller Plaza, Twenty-Third Floor, New York, New York 10020, Attention: Paul E. Taylor III and Jeffrey Feldman, Esq.

            (c) if to Escrow Agent: 708 Third Avenue, New York, New York 10017,
Attention: Kathryn Andriko

Any party may, by notice given pursuant to this Section 6, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices.

      7. Assignment. Neither Seller, Purchaser nor Escrow Agent shall have any right, power, or authority to transfer, sell, hypothecate, assign or otherwise convey any of its rights or obligations under this Escrow Agreement. However, Escrow Agent shall have the right to resign as escrow agent hereunder. If Escrow Agent does resign, Seller and Purchaser shall promptly appoint a substitute escrow agent approved by each of them, such approval not to be unreasonably withheld.

      8. Indemnity. Seller and Purchaser hereby indemnify and hold Escrow Agent harmless from and against any loss, damage, cost or expense incurred by Escrow Agent in connection with or in any way related to Escrow Agent's performance of its obligations hereunder, unless such loss, damage, cost or expense results from Escrow Agent's negligence, fraud or dishonest conduct.

      9. Liability of Escrow Agent. It is understood and agreed that in no event shall Escrow Agent be liable for any loss or damage resulting from:

            (a) Any defaults, error, action or omission of any other party;

            (b) Any loss or impairment of funds deposited in escrow in the course of collection or while on deposit with a commercial bank resulting from failure, insolvency or suspension of such institution;

            (c) Escrow Agent's compliance with any and all legal process, writs, orders, judgments and decrees of any court where issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed;

            (d) Any good faith act or forbearance by Escrow Agent as long as such act or forbearance is reasonable and consistent with Escrow Agent's ordinary course of business; or

            (e) Escrow Agent's asserting or failing to assert any cause of action or defense in any judicial, administrative or other proceeding either in Escrow Agent's own interest or in the interest of any other party.

      10. Remedies Cumulative. The Escrow Amount is intended as security for the payment by Seller to Tenants of any Overpayments by such Tenants. This Escrow Agreement is not a limit on Seller's liability to such Tenants for any such Overpayments, and Seller shall make such payments as may be due Tenants for any

Overpayments made by them in accordance with the provisions of such Tenants' Leases and the Purchase Agreement.

      11. Entire Agreement. This Escrow Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements or understandings among them with respect to the subject matter hereof other than as set forth herein and in the Purchase Agreement.

      12. Escrow Agent's Fee. Escrow Agent shall not charge any fee in connection with the services to be performed by it under this Escrow Agreement.

      13. Miscellaneous. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Escrow Agreement shall be governed by the laws of the District of Columbia.

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above-written.

                               SELLER:

                               1709 L.P.

                               By:    Q 1709 L.L.C., General Partner

                                      By:   Quadrangle Development Corporation,
                                            Managing Member


                                            By
                                               -----------------------------
                                               Christopher D. Gladstone,
                                               President

                                PURCHASER:

                                M-C CAPITOL ASSOCIATES L.L.C.

                                By:    Mack-Cali Property Trust, its Member


                                   By
                                   -----------------------------------
                                   Name:
                                   Title:

                                ESCROW AGENT:

                                LAWYERS TITLE INSURANCE CORPORATION

                                By:
                                   -----------------------------------

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